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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-101653 and 333-82379) of NEON Systems, Inc. of our report dated January 9, 2004, except for note 17 dated July 14, 2004, relating to the financial statements of InnerAcess Technologies Inc., which appears in the Current Report on Form 8-K/A of NEON Systems, Inc. dated September 27, 2004.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Quebec, Quebec, Canada
September 27, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM